                                                                   Exhibit 10.65


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                               Option No. 2001-1


                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                        AQUIS COMMUNICATIONS GROUP, INC.


         This certifies that, for value received, JOHN B. FRIELING ("Holder"), is entitled, subject to the terms set forth below, to purchase from AQUIS COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company"), that number of shares of the Common Stock of the Company (the "Shares") as are set forth in
Section 2 below, commencing on the Option Issue Date identified on Schedule A hereto (the "Option Issue Date"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States or for other consideration permitted herein, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the Shares are subject to adjustment as provided below.

         1. Term of Option. Subject to compliance with the vesting provisions identified at Section 2.3 hereafter, this Option shall be exercisable, in whole or in part, during the term (the "Term") commencing on the Option Issue Date and ending on the Option Termination Date identified on Schedule A hereto (the "Option Termination Date") and shall be void thereafter.

         2. Exercise Price, Number of Shares and Vesting Provisions.

         2.1 Exercise Price. The Exercise Price at which this Option may be exercised and pursuant to which Shares of the Company's Common Stock may be purchased shall, on a per Share basis, be identified on Schedule A hereto, as adjusted pursuant to Section 11 hereof.

         2.2 Number of Shares. The number of shares of the Company's Common Stock $.01 par value per share ("Common Stock") which may be purchased pursuant to this Option shall be as identified on Schedule A hereto, as adjusted pursuant to Section 11 hereof.

         2.3 Vesting. The Options granted hereunder shall vest in the manner identified on Schedule A attached hereto.

         2.4 Acceleration of Vesting. Notwithstanding the provisions of Section
2.3 above, in the event of a "Change in Control" (as defined herein), all unvested Options then outstanding at the time shall vest.

         2.5 Death of Holder and Termination.

                  (a) If during the Term the Holder shall cease to perform "Service" (as hereafter defined) to the Company as a result of such Holder's death, then, notwithstanding any provisions otherwise contained in this Option Agreement, any Options then exercisable shall be exercisable until the earlier to occur of the one year anniversary of the Holder's death or the expiration of the Term and only by the Holder's personal representative or persons entitled thereto under the Holder's will or the laws of descent and distribution.

                  (b) If during the Term the Holder shall cease to perform Service to the Company as a result of a termination other than for Cause or the Holder voluntarily terminates his or her Service to the Company, then any Options then exercisable shall be exercisable until the expiration of the Term. Notwithstanding the foregoing, in the event that any termination of Service shall be for "Cause" (as defined herein), then any and all Options held by such Holder shall forthwith terminate.

         2.6 Definitions. As used in this Option Agreement, the following terms shall be defined as set forth hereafter:

                  (a) A "Change in Control" shall be deemed to have occurred if:
(i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or (ii) if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or in the event of a sale of all or substantially all of the Company's assets or otherwise.

                  (b) "Cause" means (a) with respect to a Holder who is party to a written employment or consulting agreement with the Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of Service thereunder by the Company, "cause" or "for cause" as defined in such agreement; (b) in all other cases (i) any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Foreign Corrupt Practices Act; (ii) a breach of fiduciary duty for personal profit; (iii) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Company or relating to the Holder's employment; (iv) misconduct by the Holder which would cause the Company to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Company or any successor entity adopted in respect to such law; (v) failure to follow Company work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Company or a responsible executive to whom the employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the Holder's duties and the Holder was given notice that his or her conduct could give rise to termination and such conduct is not, or could not be cured, within ten (10) days thereafter; or (vi) any violation by the Holder of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Company's protection of intellectual property rights.

                  (c) "Service" means a Holder's employment or services rendered to the Company, whether in the capacity of an employee, officer, director or a consultant. The Holder's Service shall not be deemed to have terminated merely because of a change in the Company for which the Holder renders such Service, provided that there is no interruption or termination of the Holder's Service. Furthermore, a Holder's Service with the Company shall not be deemed to have terminated if the Holder takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Holder's Service shall be deemed to have terminated unless the Holder's right to return to Service with the Company is guaranteed by statute or contract.

                  (d) "Retirement" means the termination of Service with the Company, other than for Cause, at any time under circumstances which would entitle such Holder to other retirement benefits provided by the Company to whom the Holder was providing Service immediately prior to the termination of Service or such other circumstances that the Chairman of the Company's Compensation Committee, or in lieu thereof, the Company's Board of Directors in the alternative, (the "Administrator") concludes should be deemed a retirement.

                  (e) "Disability" means that Holder, at the time notice of termination is given, has been unable to substantially perform his/her employment duties to the Company for a period of not less than four (4) consecutive months as the result of his/her incapacity due to physical or mental illness.

         3. Exercise of Option.

                  (a) The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Act of 1933, as amended (the "Securities Act") to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate "Fair Market Value" (as defined) equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; provided, however, that Shares of Common Stock delivered in payment of the Option price must have been held by the Holder for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Administrator, by an election to have the Company withhold Shares otherwise issuable to the Holder having a Fair Market Value equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; or (v) in the discretion of the Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) above.


                (i) the "Fair Market Value" of the Shares shall be (i) if the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly traded on the Nasdaq OTC Bulletin Board, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (b) The purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

            (c) This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of Shares for which this Option may then be exercised.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this

Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

         6. Rights of Stockholder. Except as otherwise contemplated herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

         7. Transfer of Option.

            7.1 Non-Transferability. No Option shall be assignable or transferable other than by the laws of descent and distribution. During the lifetime of the Holder, an Option shall be exercisable only by the Holder or, in the event of the Holder's incapacity, by the Holder's legal guardian or legal representative.

            7.2 Exchange of Option Upon a Transfer. On surrender of this Option for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new Option or Options of like tenor, in the name of the Molder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

            7.3 Compliance with Securities Laws; Restrictions on Transfers.

                (a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof arc being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment (unless such Shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of this Option or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

                (b) Neither this Option nor any share of Common Stock issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act, unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer an sale of securitics, or
(ii) exemptions
from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

                (c) All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

"THE SECURITIES REPRESENTED BY THIS CERTWICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

         8. Reservation and issuance of Stock; Payment of Taxes.

            (a) The Company covenants that during the term that this Option is cxercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Shares of Common Stock issuable upon the exercise of the Option.

            (b) The Company further covenants that all Shares of Common Stock issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by Section 7, incurred in connection with the issuance of this Option or the Common Stock upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares of Common Stock upon the exercise of this Option. The Common Stock issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

            (c) Whenever Options are to be issued or exercised under this Agreement, under circumstances in which the Administrator believes that any federal, state or local tax withholding may be imposed, the Company shall have the right to rcquire the Holder to promptly remit to the Company an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any Options or certificate for Shares or any proceeds.

            (d) A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount
(i) in cash; (ii) in the discretion of the Administrator, through the delivery to the Company of previously-owned Shares of Common Stock having an aggregate Fair Market Value on the date payment is requested by the Administrator equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Administrator, through an election to have the Company withhold shares of Stock otherwise issuable to the Holder having a Fair Market Value on such date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Administrator, through a combination of the procedures set forth in subsections
(i), (ii) and (iii) of this Section 8(d).

            (e) An election by a Holder to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to
Section 8(d) must be in writing and delivered to the Company prior to the date when such payment is due.

        9.  Notices.

            (a) All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                If to the Company:

                Aquis Communications Group, Inc.
                l7l9A Route 10, Suite 300
                Parsippany, New Jersey 08054
                Attention:    Cathy Spagnolo

                and to the Holder:

                at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

            Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 9.

            10. Amendments.

            (a) Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this
Section 10 shall be binding upon the Holder, each future Holder and the Company.

            (b) No waivers of or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11. Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) If through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options subject to this Option Agreement, and (ii) the exercise price for each Share subject to any then outstanding Stock Options under this Agreement, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive.

            (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock Option or stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

            (c) No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

            (d) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), this Option may be terminated by the Administrator, unless provision is made in connection with the Fundamental Transaction for the assumption of this Option, or the substitution of such New Options of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this Section 11. in the event of such termination and in the event the Administrator does not provide for the Cash Payment described in Subsection (e) of this Section, the Holder shall be notified of such proposed termination and permitted to exercise for a period of at least thirty (30) days prior to the date of such termination all Options held by such Holder which are then exercisable.

            (e) In the event that the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company under the terms of which holders of Stock of the Company will receive upon consummation thereof a cash payment for each share of Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Administrator may provide that this Option shall terminate upon consummation of such transaction and the Holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Stock of the Company subject to this Option held by such Holder exceeds (ii) the aggregate exercise price of such Options.

            (f) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Option.

            12. Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            13. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            14. Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the City in which the headquarters of the Company is located, which as of the date hereof is Parsippany, New Jersey. Service of process on the Company or the Holder in any action arising out of or relating to this Option shall be effective if mailed to such party at the address listed in Section 9 hereof.

            15. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement: (i) are within the Company's corporate power (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company's certificate of incorporation or by-laws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound.

            16. Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

            17. Entire Agreement; Supercedes Any Prior Arrangements. This Agreement, together with all schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, Furthermore, the delivery of this Option Agreement satisfies in full the Company's obligations to grant options to the Holder under any outstanding arrangements, letters or agreements regarding employment between the Company and the Holder, and shall supercede in its entirety the terms of such outstanding arrangements, letters, agreements or discussions regarding the granting and terms of Options between the Company and the Holder.

            IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.


Dated:   November 21, 2001

ATTEST:                                     AQUIS COMMUNiCATIONS GROUP, INC.


By: /s/ Catherine M. Spagnolo               By: /s/  D. Brian Plunkett
    ------------------------------          --------------------------
                                            D. Brian Plunkett, Chief
                                             Financial Officer


WITNESS:



By: /s/ Catherine M. Spagnolo               By: /s/  John B. Frieling
    ------------------------------              ---------------------
                                                John B. Frieling

                               NOTICE OF EXERCISE


TO: Aquis Communications Group, Inc.


         (1) The undersigned hereby elects to purchase______ shares of Common Stock of AQUIS COMMUNICATIONS GROUP, INC. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:




                                             ----------------------------------
                                             (Name)


                                             ----------------------------------
                                             (Name)


----------------------------                 ----------------------------------
(Date)                                       (Signature)

                                   Schedule A


         1.       Optionee: John B. Frieling

         2.       Grant Date: November 21, 2001

         3.       Termination Date: November 21, 2011

         4.       Number of Shares of Common Stock covered by the Option:
                  300,000

         5.       Exercise Price (Fair Market Value of Common Stock on the Grant
                  Date): $0.03

         6. The Option shall vest in accordance with the following schedule:

                  (i)     Options to purchase shall vest immediately; 150,000

                  (ii) Commencing January 1, 2001, options to purchase 25,000 Shares shall vest on a monthly basis, at the end of each month, for a period of 6 consecutive months for as long, during that 6-month period, that Optionee remains continuously employed by the Corporation; and once Optionee is no longer employed by the Corporation additional unvested Options shall no longer continue to vest beyond the end of the month preceding the month in which Optionee's employment with the Corporation ceases, and thereafter Optionee forfeits any and all rights to any Options not yet vested; or

                  (iii) upon whatever earlier dates as are permitted by the Corporation in its sole discretion.

                  The terms of this Schedule A have been agreed to by the following parties:

                                                 AQUIS COMMUMCATIONS GROUP, INC.




                                                 By: /s/  D. Brian Plunkett
                                                 --------------------------
                                                 D. Brian Plunkett, Chief
                                                  Financial Officer



                                                HOLDER



                                                 By: /s/  John B. Frieling
                                                     ---------------------
                                                     John B. Frieling



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